Exhibit 3.1

                      AMENDED AND RESTATED

                    ARTICLES OF INCORPORATION

                               OF

                      JADE FINANCIAL CORP.


     FIRST.  The name of the Corporation is JADE FINANCIAL CORP.

     SECOND. The location and post office address of its registered office in this Commonwealth is 213 West Street Road, Feasterville, Bucks County, Pennsylvania 19053

     THIRD. The Corporation was incorporated on July 6, 1998 under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended. The purpose of the Corporation is, and it shall have unlimited power to engage in and to do, any lawful act concerning any or all lawful business for which corporations may be incorporated under Pennsylvania law.

     FOURTH. The term of the Corporation's existence is perpetual.

     FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 15,000,000 shares, divided into two classes consisting of 10,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, having such par value as the Board of Directors shall fix and determine, as provided in Article SIXTH below ("Preferred Stock").

     SIXTH. The Preferred Stock may be issued from time to time as a class without series, or if so determined by the Board of Directors of the Corporation, either in whole or in part in one or more series. There is hereby expressly granted to and vested in the Board of Directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania
<PAGE 1> Business Corporation Law.  Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

     SEVENTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

     EIGHTH. The management, control and government of the Corporation shall be vested in a Board of Directors consisting of not less than one (1) nor more than twenty-five (25) members in number, as fixed by the Board of Directors of the Corporation from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the Board of Directors.
Except for the initial Board of Directors as provided for in Article NINTH, the term of office of each Class shall be three
(3) years; provided, however, that the term of office of the initial Class I director shall expire at the annual election of directors by the shareholders of the Corporation in 2000; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 2001; and the term of office of the initial
Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 2002, so that, after the expiration of each such initial term, the terms of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election of directors by the shareholders of the Corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. A director need not be a shareholder of the Corporation. If, for any reason, a vacancy occurs on the Board of Directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed from office, as a director, by the vote of shareholders except for cause, and then, only upon the affirmative vote of at least a majority of all votes cast thereon. <PAGE 2>

     NINTH. The names, addresses and Class designations of the initial Board of Directors of the Corporation, who shall sit until the first annual election of directors for the Class in which such directors sits, are:

CLASS I

Name                          Address

Edward D. McBride             630 Crestwood Road
                              Wayne, PA 19087


CLASS II

Name                          Address

Mario L. Incollingo, Jr.      2626 Skyview Avenue
                              Langhorne, PA 19053

Francis J. Moran              25 Cambridge Road
                              Haverford, PA 19041


CLASS III

Name                          Address

John J. O'Connell             239 Woodlyn Avenue
                              Glenside, PA 19038

Dennis P. Wesley              105 Parliament Circle
                              North Wales, PA 19454


     TENTH. Holders of the Common Stock shall not have preemptive rights with respect to any additional shares of capital stock, or any other securities, of the Corporation that may be issued. Holders of the Preferred Stock shall not have any preemptive rights with respect to any additional shares of capital stock, or any other securities, of the Corporation that may be issued other than those rights, if any, as the Board of Directors, in its sole discretion, may determine at such prices and upon such other terms and conditions as the Board of Directors, in its sole discretion, may fix.

     ELEVENTH. Except as set forth below, the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast by the outstanding shares of such class (or such greater amount as required by the provisions of these Articles of Incorporation establishing such class) shall be required to approve any of the following:
<PAGE 3>

          (a) any merger or consolidation of the Corporation with or into any other corporation;

          (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

          (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

          (d) any transaction similar to, or having similar effect as, any of the foregoing transactions,

if, in any such case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast.

     If any of the transactions identified above in this Article ELEVENTH is with a corporation, person or entity that is not the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast, then the affirmative vote of shareholders voting thereon shall be required to approve any such transactions. An affirmative vote as provided in the foregoing provisions shall be in lieu of the vote of the shareholders otherwise required by law.

     The Board of Directors of the Corporation shall have the power and duty to determine, for purposes of this Article ELEVENTH, on the basis of information known to the Board, if and when such other corporation, person or entity is the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast, and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified above in this Article ELEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH. The Corporation may voluntarily completely liquidate and/or dissolve only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast. The provisions of this Article ELEVENTH shall not apply to any transaction which is
<PAGE 4> approved in advance by 66-2/3% of the members of the
Board of Directors of the Corporation, at a meeting duly called and held.

     TWELFTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

     THIRTEENTH. The authority to make, amend, alter, change or repeal the Bylaws of the Corporation is hereby expressly and solely granted to and vested in the Board of Directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of holders of 66-2/3% of the shares of the Corporation's capital stock issued, outstanding and entitled to vote thereon, except that Section
2.15 and Article VI of the Bylaws of the Corporation, relating to limitations on directors' liabilities and indemnification of directors, officers and others, may not be amended to increase the exposure to liability for directors or to decrease the indemnification of directors, officers or others except by the affirmative vote of 66-2/3% of the entire Board of Directors or by the affirmative vote of shareholders of the Corporation entitled to cast at least 80% of the votes which all shareholders are entitled to cast.

     FOURTEENTH. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation,
(b) merge or consolidate the Corporation with another corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects of the proposed transaction on the depositors, employees, suppliers, customers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the Board of Directors' evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity.

     FIFTEENTH. If any corporation, person, entity, or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all
<PAGE 5> issued and outstanding shares of capital stock of the
Corporation entitled to vote, such corporation, person, entity or group shall within 30 days thereafter offer to purchase all shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the highest price paid for shares of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months. If such corporation, person, entity or group did not purchase any shares of a particular class or series of capital stock of the Corporation within the preceding twelve months, such offer to purchase shall be at a price per share equal to the fair market value of such class or series of capital stock on the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding capital stock of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this Article FIFTEENTH shall not apply if 80% or more of the members of the Board of Directors of the Corporation approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group of shares of capital stock of the Corporation having the right to cast in the aggregate 25% or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation. The provisions of this Article FIFTEENTH shall be in addition to and not in lieu of any rights granted under Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law and any amendment or restatement of such section ("Subchapter E"); provided, however, that if the provisions of this Article FIFTEENTH and Subchapter E are both applicable in any given instance, the price per share to be paid for shares of capital stock of the Corporation issued, outstanding and entitled to vote shall be the higher of the price per share determined in accordance with this Article FIFTEENTH or the price per share determined in accordance with the provisions of Subchapter E.

     SIXTEENTH. A special meeting of the shareholders of the Corporation may be called only pursuant to a resolution of the Corporation's Board of Directors and for only such business so directed by the Board of Directors. Shareholders are not authorized to call any special meeting.

     SEVENTEENTH. Subsection 1. No Person or Group Acting in Concert shall Acquire Voting Control of the Corporation, at any time, except in accordance with the provisions of Article ELEVENTH. The terms "Acquire," "Voting Control," "Group Acting in Concert," and "Person" as used in this Article SEVENTEENTH are defined in subsection 4 hereof.

          Subsection 2. If Voting Control of the Corporation is acquired, in violation of this Article SEVENTEENTH, all shares with respect to which any Person or Group Acting in Concert has
<PAGE 6> acquired Voting Control in excess of the number of
shares the beneficial ownership of which is deemed under subsection 4 hereof to confer Voting Control of the Corporation (as determined without regard to this Subsection 2) shall be considered from and after the date of acquisition by such Person or Group Acting in Concert to be "excess shares" for purposes of this Article SEVENTEENTH. All shares deemed to be excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action. If, after giving effect to the first two sentences of this Subsection 2, any Person or Group Acting in Concert still shall be deemed to be in Voting Control of the Corporation based on the number of votes then entitled to be cast (rather than the number of issued and outstanding shares of common stock of the Corporation), then shares held in excess of the number of shares deemed to confer Voting Control upon such Person or Group Acting in Concert also shall not be entitled to vote on any matter or take any other shareholder action, but this subsequent reduction in voting rights shall be effected only once. The provisions of this Subsection 2 deeming shares to be excess shares shall only apply for so long as such shares shall be beneficially owned by such Person or Group Acting in Concert who has acquired Voting Control. Notwithstanding the foregoing, shares held in excess of the number of shares the beneficial ownership of which would otherwise be deemed under Subsection 4 to confer Voting Control of the Corporation shall not be deemed to be excess shares if such shares are held by a Tax-Qualified Employee Stock Benefit Plan.

          Subsection 3. The provisions of this Article SEVENTEENTH shall be of no further force and effect after the consummation of a transaction in which another Person Acquires shares of capital stock of the Corporation entitled to cast 80% or more of the votes which all shareholders are entitled to cast (as determined without regard to the application of this Article SEVENTEENTH) and such transaction was approved in advance by the board of directors of the Corporation.

          Subsection 4.  For purposes of this Article
SEVENTEENTH:

               A. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

               B. "Voting Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, more than ten percent (10%) of the issued and outstanding common stock of the Corporation; provided that (i) the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute Voting Control, (ii) a Tax-Qualified Employee Stock Benefit Plan which holds more than 10 percent of the
     <PAGE 7> voting shares of the Corporation shall not be
     deemed to have Voting Control of the Corporation, and
     (iii) any trustee, member of any administrative committee or employee beneficiary of a Tax-Qualified Employee Stock Benefit Plan shall not be deemed to have Voting Control of the Corporation either (A) as a result of their control of a Tax-Qualified Employee Stock Benefit Plan, and/or their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan, or (B) as a result of the aggregation of both their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan and voting shares held by such trustee, administrative committee member or employee beneficiary independent of a Tax-Qualified Employee Stock Benefit Plan.

               C. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the voting shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, provided, that a "Group Acting in Concert" shall not include (i) the members of the board of directors of the Corporation solely as a result of their board membership, (ii) the members of the board of directors of the Corporation as a result of their solicitation, holding and voting of proxies obtained by them pursuant to a solicitation subject to rules and regulations promulgated under the Exchange Act or any successor statute or (iii) any member or all the members of the board of directors of the Corporation, and (iv) any Tax-Qualified Employee Stock Benefit Plan and the trustees, administrative committee members and employee beneficiaries thereof.

               D. The term "Person" includes an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

               E.   The term "Tax-Qualified Employee Stock
     Benefit Plan" means any defined benefit plan or defined contribution plan of the Corporation or any subsidiary, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, that, with its related trust, meets the requirements to be "qualified" under
     Section 401 of the Internal Revenue Code of 1986, as amended.

          Subsection 5. This Article SEVENTEENTH shall not apply to the purchase of securities of the Corporation by underwriters in connection with a public offering of such securities by the Corporation or by a holder of shares of capital stock of the Corporation with written consent of the board of directors of the Corporation; provided, however, that purchasers of securities of
<PAGE 8> the Corporation from any underwriter shall be subject to the provisions of this Article SEVENTEENTH.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article SEVENTEENTH, on the basis of information known to the Board, if and when such other Person has acquired Voting Control of the Corporation, and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified in this Article SEVENTEENTH. Any such determination shall be conclusive and binding for all purposes of this Article SEVENTEENTH.

     EIGHTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SEVENTH, EIGHTH, and TENTH through EIGHTEENTH of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of shareholders of the Corporation entitled to cast at least 80% of all votes which shareholders of the Corporation are then entitled to cast, or
(b) the affirmative vote of 80% of the members of the Board of Directors of the Corporation and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of all votes which shareholders of the Corporation are then entitled to cast. <PAGE 9>